UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2025

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, Eric K. Brandt advised the Board of Directors (the “Board”) of The Macerich Company (the “Company”) that he will not stand for re-election as a director of the Company at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Mr. Brandt currently serves as chair of the capital allocation committee and is a member of the compensation committee of the Board and will continue to serve on the Board and maintain his committee positions through the 2025 Annual Meeting. Mr. Brandt’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices. In connection with Mr. Brandt’s decision, the Board approved a reduction in the size of the Board from nine members to eight members, with such reduction effective as of the 2025 Annual Meeting.

The Company expresses its sincere thanks to Mr. Brandt for his service on the Board and his many valuable contributions to the Company. Mr. Brandt has served as a director of the Company since 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

March 18, 2025	By:	/s/ Ann C. Menard
Date		Ann C. Menard
Senior Executive Vice President,
Chief Legal Officer and Secretary

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